POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS THAT the undersigned hereby
Constitutes and appoints Patrick Darby and Stephen Leasure, and each of them individually, the undersigned?s true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the capacity as an officer and/or director of Encompass Health Corporation, a Delaware corporation (the ?Company?), Forms 3, 4 and 5, Schedule 13D and
Schedule 13G and amendments thereto in accordance with Sections
13(d) and 16(a) of the Securities Exchange Act of 1934 and the rules thereunder, and any other forms or reports the undersigned may be required to file in connection with the undersigned?s ownership, acquisition, or disposition of securities of the Company;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form 3, 4 or 5, Schedule 13D, Schedule 13G, or other form or report, and timely file or cause to be filed such form, schedule or report with the United States Securities and Exchange Commission
(the ?SEC?) and any other authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of each such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

The undersigned hereby constitutes and appoints Stephen Leasure and Philip Calagaz, and each of them individually, the undersigned?s true and lawful attorney-in-fact to:

(1) enroll and register the undersigned as a filer in the SEC?s EDGAR system, including the completion and submission of Form ID with the SEC on behalf of the undersigned; and

(2) act as an account administrator for the undersigned?s EDGAR account, with all the powers and authority of an account administrator as described in Rule 10 of Part 232 of Title?17 of the U.S. Code of Federal Regulations (17 CFR 232.10) and in that certain Final Rule adopted by the SEC entitled ?EDGAR Filer Access and Account Management? (SEC Release Nos.
33-11313; 34-101209; 39-2557; IC-35343; File No. S7-15-23)
(Dec. 27, 2024)), and to manage such account, including managing permissions of other account administrators, users, delegated entities, and technical administrators who have account credentials to make submissions on behalf of the undersigned, or to take other action with respect to the undersigned?s EDGAR account, and ensuring all such persons comply with EDGAR security protocols.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as applicable, including assisting in establishing an account in the name of the undersigned with login.gov, as to fully satisfy all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, and hereby ratifies and confirms all that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the respective rights and powers herein granted. The undersigned acknowledges that each foregoing attorney-in-fact, in serving in his or her above-described capacity or capacities at the request of the undersigned, is not assuming any of the undersigned?s responsibilities to comply with Sections 13(d) and 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the Undersigned is no longer required to file Forms 3, 4, and 5, Schedule 13D,
Schedule 13G, or other form or report with respect to the undersigned?s holdings of and transactions in securities issued by the Company, unless revoked by the undersigned in a signed writing delivered to each foregoing attorney-in fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed effectively as of this 29th day of January 2026.




/s/ Cain A. Hayes


[Notary Seal]






4926-7453-4027, v. 1